UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 15, 2020

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	UPLC	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Election Not to Make Interest Payment on Unsecured Notes

On April 15, 2020, Ultra Petroleum Corp. (the “Company”) elected to utilize a 30-day grace period with respect to, and not to make, the approximate $13.2 million semi-annual interest payment that was due on April 15, 2020 under the Company’s outstanding 6.875% Senior Notes Due 2022 (the “2022 Notes”) and 7.125% Senior Notes Due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Unsecured Notes”). Under the indenture dated April 12, 2017 governing the Unsecured Notes as a single class (the “Unsecured Notes Indenture”), the Company has a 30-day grace period after the interest payment date before an event of default would occur on May 15, 2020. Failure to make the interest payments on the Unsecured Notes when due at the end of such grace period would constitute an event of default under the Company’s (i) Credit Agreement with Bank of Montreal, as administrative agent, and certain lenders thereto (the “Credit Agreement”); (ii) Term Loan Credit Agreement with Barclays Bank PLC, as administrative agent, and certain lenders thereto (the “Term Loan Agreement”); (iii) the 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (the “Second Lien Notes”); and (iv) the Unsecured Notes Indenture. The occurrence of an event of default under the Credit Agreement or the Term Loan Agreement would allow the respective administrative agents to declare the Company’s obligations under the Credit Agreement and Term Loan Agreement immediately due and payable and to exercise such administrative agents’ and lenders’ rights under the Credit Agreement and Term Loan Agreement. The occurrence of an event of default under the Second Lien Notes or the Unsecured Notes Indenture would give the trustee or the holders of at least 25% of principal amount of the outstanding notes the option to declare all of the notes due and payable immediately upon such event of default.

Additionally, under the Company’s Credit Agreement and Term Loan Agreement, the Company is required to deliver audited, consolidated financial statements without a going concern or like qualification or explanation. As previously disclosed, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 prepared by the Company’s auditors included a going concern qualification. The financial statements were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission (“SEC”) on April 14, 2020. Generally, significant indebtedness and extremely challenging current market conditions raise a substantial doubt about the Company’s ability to continue as a going concern.

Going Concern Qualification

The going concern qualification resulted in the Company’s default under each of the Credit Agreement and Term Loan Agreement on April 14, 2020 when the Company delivered its financial statements to the lenders under the Credit Agreement and the Term Loan Agreement, respectively. We expect that we will be precluded from making additional draws on the Credit Agreement unless a waiver is obtained. There is a 30-day grace period related to this covenant in each of the Credit Agreement and the Term Loan Agreement. If the Company does not obtain a waiver or other suitable relief from the lenders under the Credit Agreement or the Term Loan Agreement before the expiration of the 30-day grace period, an event of default under each of the Credit Agreement and Term Loan Agreement will occur. If an event of default occurs, the lenders could accelerate the loans outstanding under the Credit Agreement and Term Loan Agreement. In addition, if the lenders under the Company’s Credit Agreement and Term Loan Agreement accelerate the loans outstanding thereunder, the Company will then be in a cross-default under the indentures governing the Second Lien Notes and the Unsecured Notes. The acceleration of the payments outstanding under the Credit Agreement or the Term Loan Agreement could allow holders of the Second Lien Notes and Unsecured Notes to accelerate those notes. The Company does not expect to obtain a waiver of this requirement.

The Company does not currently have sufficient liquidity to repay such indebtedness and would need additional sources of capital to do so. The Company could attempt to obtain additional sources of capital from asset sales, public or private issuances of debt, equity or equity-linked securities, debt for equity swaps, or any combination thereof. However, the Company cannot provide any assurances that it will be successful in obtaining capital from such transactions on acceptable terms, or at all, and if the Company were unable to obtain sufficient additional capital to repay the outstanding indebtedness and sufficient liquidity to meet its operating needs, it may be necessary for the Company to seek protection from creditors under Chapter 11 of the U.S. Bankruptcy Code or the Canadian Bankruptcy and Insolvency Act, or an involuntary petition for bankruptcy may be filed against the Company in the U.S. or in Canada.

As a result of the Company’s significant indebtedness and extremely challenging current market conditions, the Company believes it will require a significant restructuring of its balance sheet in order to continue as a going concern in the long term. The Company has based this belief on assumptions and estimates which are to some degree subjective and may vary considerably from actual results, and the Company could spend its available financial resources less or more rapidly than currently expected.

In February and March 2020, the Company entered into confidentiality agreements and commenced discussions with certain holders of the Company’s long-term debt and their legal and financial advisors. The Company previously engaged with certain debtholders regarding a potential out-of-court restructuring, but as previously disclosed on March 5, 2020, such negotiations are no longer occurring. Negotiations and discussions with certain other debtholders and their advisors regarding a potential in-court restructuring are ongoing, although as of the date of this filing no definitive agreements have been reached regarding any amendments, restructurings or other transactions relating to the Company’s indebtedness. There are no assurances that the discussions with such debtholders and their advisors will be successful or that an agreement on the terms of a restructuring or refinancing will be obtained before the end of the 30-day grace period under the Credit Agreement or Term Loan Agreement relating to the default arising from the delivery of financial statements containing a going concern qualification or the 30-day grace period under the Unsecured Notes Indenture relating to the Company’s election to not make the interest payment on April 15, 2020. If an agreement is reached and we pursue a restructuring, it may be necessary for us to file a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code or the Canadian Bankruptcy and Insolvency Act in order to implement the agreement through the confirmation and consummation of a plan of reorganization approved by the bankruptcy court in the bankruptcy proceedings. We also may conclude that it is necessary to initiate Chapter 11 proceedings to implement a restructuring of our obligations even if we are unable to reach an agreement with our creditors and other relevant parties regarding the terms of such a restructuring.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to maintain adequate liquidity following the recent default under the terms of our Credit Agreement and Term Loan Agreement resulting from the going concern qualification to our audited, consolidated financial statements in our Annual Report on Form 10-K, decrease its leverage or fixed costs, or restructure our balance sheet in a manner that allows us to continue as a going concern over the long term. Some additional risks and uncertainties include, but are not limited to, increased competition, the extreme volatility and negative pressure that oil and natural gas commodity prices have experienced recently that is attributable to decreased demand resulting from COVID and the actions of OPEC and other oil exporting nations, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, our ability to successfully monetize the properties we are marketing, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2020

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary